                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K



                            CURRENT REPORT PURSUANT
                         TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



          Date of report (Date of earliest event reported) MAY 4, 1998



                             WHITTAKER CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)



                                    DELAWARE
                 (State or Other Jurisdiction of Incorporation)



        0-20609                                        95-4033076
  (Commission File Number)                (I.R.S. Employer Identification No.)



                 1955 N. SURVEYOR AVENUE, SIMI VALLEY, CA 93063
                    (Address of Principal Executive Offices)



                                 (805) 526-5700
              (Registrant's Telephone Number, Including Area Code)
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ITEM 5.  OTHER EVENTS

     The Company and Hughes Electronics Corporation ("Hughes") have entered into a Second Amendment to Stock Purchase Agreement, dated as of May 4, 1998 (the "Amendment"), to modify certain terms of the Company's 1995 purchase of Hughes LAN Systems, Inc. (now known as Whittaker Communications, Inc. ("WCI")) from Hughes.

     Under the Stock Purchase Agreement between the Company and Hughes, dated April 24, 1995 (the "Prior Agreement"), the Company issued to Hughes a 7% convertible subordinated note in the principal amount of $15 million, due May 1, 2005 (the "Note"). At Hughes' election, the principal amount of the Note was convertible into shares of the Company's Common Stock ("Whittaker Common Stock") at $24.25 per share (the "Conversion Price"). Under the Prior Agreement, the Company also agreed, until October 31, 1999, to make payments to Hughes based upon sales of products utilizing Enterprise Hub technology ("Contingent Payments"), and, upon the occurrence of specified change-in-control events, to pay a total of $17,500,000 less any Contingent Payments paid to Hughes prior to the date of the first to occur of such events (the "Mandatory Payment"). Under the terms of the Company's credit agreement, the Company is prohibited from making Contingent Payments so long as the Company's Fixed Charge Coverage Ratio (as defined in the credit agreement) is less than 1.50 to 1.00. As a result of failing to maintain a Fixed Charge Coverage Ratio in excess of 1.50 to 1.00, the Company has been prohibited from paying Contingent Payments that have accrued since April 30, 1996. In addition, the Company has accrued interest on past due Contingent Payments.

     The Amendment provides that Whittaker may elect to pay the unpaid Contingent Payments and accrued interest in cash or in shares of Whittaker Common Stock. In accordance with the terms of the Amendment, the Company has elected to pay to Hughes the unpaid Contingent Payments and accrued interest in 107,841 newly issued shares of Whittaker Common Stock. The Second Amendment also provides that no further Contingent Payments and no Mandatory Payments shall be payable by the Company. The Company and Hughes have also agreed in the Amendment to release any and all existing claims against each other.

     The Amendment modifies the Note by (a) changing the Conversion Price from $24.25 per share to $16.97 per share; and (b) if the Company redeems all or a portion of the Note prior to May 4, 2002, obligating Whittaker to issue to Hughes a warrant to purchase the number of shares of Whittaker Common Stock which Hughes could have received upon conversion of the principal amount so redeemed by the Company ("Warrant"). The form of Warrant states that the exercise price of the Warrant will be based on the Conversion Price of $16.97 and adjusted in accordance with customary anti-dilutive protections similar to those affecting the conversion of the Note. The form of Warrant also provides that number of shares subject to the Warrant will be adjusted based upon similar anti-dilutive principles. If the entire principal amount of the Note was converted as of the date of the Amendment into Whittaker Common Stock, the Company would be required (under the Amendment and the Note, as amended) to issue, and has thus reserved for issuance, 883,912 shares of Whittaker Common Stock.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(C)  EXHIBITS

     Exhibit No.    Description
     -----------    -----------

     10.1 Second Amendment to Stock Purchase Agreement, dated May 4, 1998, between Whittaker Corporation and Hughes Electronics Corporation.

     10.2           Allonge No. 1, dated May 4, 1998, by Whittaker Corporation.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         WHITTAKER CORPORATION



                          By: /s/ Lynne M. O. Brickner
                              ---------------------------------------
                              Lynne M. O. Brickner
                                Vice President, Secretary and General Counsel




Dated:  May 7, 1998

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                                 EXHIBIT INDEX
                                 -------------



                                                                   Sequential
Exhibit No.    Description                                          Page No.
-----------    -----------                                          --------

10.1 Second Amendment to Stock Purchase Agreement, dated May 4, 1998, between Whittaker Corporation and Hughes Electronics Corporation.

10.2           Allonge No. 1, dated May 4, 1998, by Whittaker
               Corporation.

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